Item 77M:

* On June 26, 2009, JPMorgan Intermediate Bond Fund ("Acquired Fund") merged into JPMorgan Core Bond Fund ("Acquiring Fund"). The merger was approved by the Board of Trustees of JPMorgan Trust II on February 18, 2009 and by
shareholders of the Acquired Fund on June 15, 2009.  Pursuant to the Agreement
and Plan of Reorganization, the Acquiring Fund acquired all of the assets and assumed all of the liabilities of the Acquired Fund in exchange for shares of the
Acquiring Fund.

* On June 26, 2009, JPMorgan Kentucky Municipal Bond Fund and JPMorgan
West Virginia Municipal Bond Fund (collectively the "Acquired Funds") merged into JPMorgan Intermediate Tax Free Bond Fund ("Acquiring Fund"). The
merger was approved by the Board of Trustees of JPMorgan Trust II on February
18, 2009 and by shareholders of the Acquired Fund on June 15, 2009.  Pursuant to
the Agreement and Plan of Reorganization, the Acquiring Fund acquired all of the assets and assumed all of the liabilities of the Acquired Funds in exchange for shares of the Acquiring Fund.

* On June 26, 2009, JPMorgan Tax Aware Short-Intermediate Income Fund
("Acquired Fund") a series of JPMorgan Trust I, merged into JPMorgan Short-
Intermediate Municipal Bond Fund ("Acquiring Fund") a series of JPMorgan
Trust II. The merger was approved by the Board of Trustees of JPMorgan Trust I and JPMorgan Trust II on February 18, 2009 and by shareholders of the Acquired
Fund on June 15, 2009.  Pursuant to the Agreement and Plan of Reorganization,
the Acquiring Fund acquired all of the assets and assumed all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund.

* On June 26, 2009, JPMorgan Bond Fund ("Acquired Fund") a series of JPMorgan
Trust I, merged into JPMorgan Core Plus Bond Fund ("Acquiring Fund") a series of JPMorgan Trust II. The merger was approved by the Board of Trustees of
JPMorgan Trust I and JPMorgan Trust II on February 18, 2009 and by
shareholders of the Acquired Fund on June 22, 2009.  Pursuant to the Agreement
and Plan of Reorganization, the Acquiring Fund acquired all of the assets and assumed all of the liabilities of the Acquired Fund in exchange for shares of the
Acquiring Fund.

* On June 26, 2009, JPMorgan Louisiana Municipal Bond Fund ("Acquired Fund")
merged into JPMorgan Intermediate Tax Free Bond Fund ("Acquiring
Fund"). The merger was approved by the Board of Trustees of JPMorgan Trust II on February 18, 2009 and by shareholders of the Acquired Fund on June 22,
2009.  Pursuant to the Agreement and Plan of Reorganization, the Acquiring Fund
acquired all of the assets and assumed all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund.

*  On June 26, 2009, JPMorgan Tax Aware Enhanced Income Fund ("Acquired
Fund") a series of JPMorgan Trust I, merged into JPMorgan Short-Intermediate
Municipal Bond Fund ("Acquiring Fund") a series of JPMorgan Trust II. The merger was approved by the Board of Trustees of JPMorgan Trust I and
JPMorgan Trust II on February 18, 2009 and by shareholders of the Acquired
Fund on June 22, 2009.  Pursuant to the Agreement and Plan of Reorganization,
the Acquiring Fund acquired all of the assets and assumed all of the liabilities of the Acquired Funds in exchange for shares of the Acquiring Fund.